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                                                                   EXHIBIT A(10)

[SENTRY LIFE INSURANCE COMPANY LETTERHEAD]




                           SUPPLEMENTARY APPLICATION

Proposed Insured(s):
                               -------------------------------------------------

The Policy Applied For Is:     Flexible Premium Variable Life Insurance with

                               [ ] Death Benefit Option 1  [ ] Death Benefit Option 2

The Person(s) Who Sign(s) Below:

     1) UNDERSTANDS THAT IF DEATH BENEFIT OPTION 1 IS SELECTED, THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) WILL GO UP OR DOWN DEPENDING ON THE POLICY'S INVESTMENT EXPERIENCE WHEN THE DEATH BENEFIT IS EQUAL TO THE CASH VALUE MULTIPLIED BY A CORRIDOR PERCENTAGE, AND ALSO, UNDERSTANDS THAT IF DEATH BENEFIT OPTION 2 IS SELECTED, THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) WILL GO UP OR DOWN DEPENDING ON THE POLICY'S INVESTMENT EXPERIENCE. HOWEVER, THE DEATH BENEFIT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM WHILE THE POLICY IS IN EFFECT AND THERE IS NO POLICY DEBT.

     2) UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR GO DOWN DEPENDING ON THE POLICY'S INVESTMENT EXPERIENCE, AND THAT THERE IS NO GUARANTEED MINIMUM CASH VALUE.

     3) UNDERSTANDS THAT THE CASH VALUE WILL BE INVESTED IN THE T. ROWE PRICE FIXED INCOME SERIES, INC. PRIME RESERVE PORTFOLIO UNTIL 25 DAYS AFTER THE POLICY EFFECTIVE DATE.

The net premiums (as described in the prospectus) are to be allocated to the appropriate subaccount of Sentry Variable Life Account I as follows:


   T. Rowe Price Fixed Income Series, Inc.                                      Janus Aspen Series Institutional Shares
   ---------------------------------------                                      ---------------------------------------
    T. ROWE PRICE PRIME RESERVE PORTFOLIO......                                   BALANCED PORTFOLIO.................
                                               -------%                                                              --------%
    T. ROWE PRICE LIMITED TERM BOND PORTFOLIO..                                   GROWTH PORTFOLIO...................
                                               -------%                                                              --------%
   T. Rowe Price Equity Series, Inc.                                              CAPITAL APPRECIATION PORTFOLIO.....
   ---------------------------------------                                                                           --------%
   T. ROWE PRICE                                                                  AGGRESSIVE GROWTH PORTFOLIO........
                                                                                                                     --------%
      PERSONAL STRATEGY BALANCED PORTFOLIO.....                                   WORLDWIDE GROWTH PORTFOLIO.........
                                               -------%                                                              --------%
   T. ROWE PRICE EQUITY INCOME PORTFOLIO.......                                           Total Allocation must equal     100%
                                               -------%
   T. Rowe Price International Series, Inc.
   ----------------------------------------
   T. ROWE PRICE INTERNATIONAL STOCK PORTFOLIO..
                                               -------%

If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect. All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).


                                                                                          YES    NO
DID THE POLICYOWNER RECEIVE THE CURRENT PROSPECTUS FOR THE POLICY?                        [ ]   [ ]

DOES THE POLICYOWNER  BELIEVE THAT THIS POLICY WILL MEET INSURANCE NEEDS AND
FINANCIAL OBJECTIVES?                                                                     [ ]   [ ]

DOES THE POLICYOWNER REQUEST AND HEREBY AGREE TO THE TERMS AND CONDITIONS
OF THE TELEPHONE EXCHANGE PRIVILEGE AS STATED ON THE REVERSE SIDE?                        [ ]   [ ]



 ------------        ------------------------------------         -------------       ---------------------------------

     Date              Signature of Proposed Insured                 Date                Signature of Policyowner

 ------------        ------------------------------------         -------------       ---------------------------------
     Date            Signature of Spouse (if to be insured)          Date                Signature of Policyowner

 ------------        --------------------------------------------------------------------------------------------------
     Date                              Signature(s) of Legal Aged Children (if to be insured)

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                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                          TELEPHONE EXCHANGE PRIVILEGE

The policyowner hereby authorizes Sentry Life Insurance Company to honor any telephone exchange instructions from any person to effect a transfer of all or part of the Policy Values between Eligible Mutual Fund(s) or Portfolio(s) subject to the minimums stated in the policy provisions.

The Company will employ reasonable procedures to confirm that telephone transfer requests are legitimate. The Company will not be liable for complying with telephone requests it believes to be legitimate and for which it followed reasonable procedures to ensure legitimacy. Sentry Life Insurance Company reserves the right to reject any telephone exchange instructions. The policyowner understands and agrees that this exchange privilege is for the convenience of the policyowner and may be suspended or revoked for any reason at any time without prior notice.

                      INSTRUCTIONS FOR TELEPHONE EXCHANGES

1. The authorization, on the reverse side, must be completed by the policyowner before any telephone exchange instructions will be honored.

2. When you wish to effect an exchange in your account, telephone the Variable Life Department at 1-800-533-7827. Be prepared to state the name of the account, your account number and your social security number.

3. If your telephone call is received on any business day before 3:00 p.m. Central Time, the exchange of accumulation units will be made on the basis of the Valuation Period as of the close of that same day. If your telephone call is received after 3:00 p.m. Central Time, the exchange of accumulation units will be made on the basis of the Valuation Period next following the day your telephone call was received.